UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2025
Date of Report (Date of earliest event reported)

THE HERSHEY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-183	23-0691590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 East Chocolate Avenue
Hershey, PA 17033
(Address of principal executive offices)
(Zip Code)

(717) 534-4200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, one dollar par value	HSY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 6, 2025, the Board of Directors (the “Board”) of The Hershey Company (the “Company”) appointed Kirk Tanner to serve as the Company’s President and Chief Executive Officer (“CEO”), effective as of August 18, 2025 (the “Effective Date”). Mr. Tanner was also appointed as a member of the Board, effective as of the Effective Date.

Mr. Tanner, age 57, currently serves as the President and Chief Executive Officer and a director of The Wendy’s Company (“Wendy’s”). He began serving in this role in February 2024. Prior to joining Wendy’s, he was employed at PepsiCo, Inc., a multinational food, snack and beverage corporation (“PepsiCo”), for over 30 years. While at PepsiCo, Mr. Tanner served as Chief Executive Officer, PepsiCo Beverages North America from January 2019 to February 2024. Prior to that, he served as President and Chief Operating Officer, North America Beverages from March 2016 to December 2018, Chief Operating Officer, North America Beverages and President, Global Foodservice from March 2015 to March 2016, and President, Global Foodservice from October 2014 to March 2015. Mr. Tanner joined PepsiCo in 1992, where he worked in numerous domestic and international locations and in a variety of roles. Mr. Tanner has served as a director of VF Corporation since June 2024 and is actively involved with civic organizations and serves as a member of the advisory board of the University of Utah – David Eccles School of Business.

In connection with Mr. Tanner’s appointment, the Company entered into an executive employment agreement with Mr. Tanner (the “Employment Agreement”) that sets forth the terms of his employment as President and CEO. The Employment Agreement will be effective as of the Effective Date and Mr. Tanner’s employment under the Employment Agreement will continue until terminated in accordance with its terms. During the employment period, the Company is obligated to cause Mr. Tanner to be nominated to stand for election to the Board, unless an event constituting “cause” (as defined in the Employment Agreement) has occurred and not been cured or Mr. Tanner has issued a termination notice.

The Employment Agreement also provides for (i) an annual base salary of $1,250,000; (ii) eligibility to participate in the health and welfare benefit plans and programs maintained by the Company for the benefit of its senior executive employees; and (iii) certain other perquisites, including reimbursement of relocation expenses in accordance with the Company’s relocation policy. In addition, Mr. Tanner is eligible to earn a cash incentive award targeted at 180% of his base salary (the “Target Bonus”), which will be payable based on the achievement of individual and/or Company performance goals established by the Board or a committee thereof and will be pro-rated for the 2025 calendar year.

Under the Employment Agreement, on or as soon as administratively practicable following the Effective Date, Mr. Tanner will be granted (i) a restricted stock unit award having an aggregate value of $7,000,000 (the “RSU Award”), (ii) a performance stock unit award having an aggregate value of $4,000,000 (the “PSU Award” and, together with the RSU Award, the “Sign-On Awards”), (iii) an additional restricted stock unit award having an aggregate value of $1,181,250 (the “Pro-Rata 2025 RSU Award”) and (iv) an additional performance stock unit award having an aggregate value of $2,193,750 (the “Pro-Rata 2025 PSU Award” and, together with the Pro-Rata 2025 RSU Award, the “Pro Rata 2025 Awards”). The RSU Award generally will vest ratably over three years, subject to continued employment, and the PSU Award generally will vest based on the achievement of performance goals over a three-year period beginning on the Effective Date. The terms and conditions of the Sign-On Awards and the Pro-Rata 2025 Awards will be governed by the applicable award agreements and the Company’s Equity and Incentive Compensation Plan (the “EICP”).

In addition, during Mr. Tanner’s employment term, Mr. Tanner will be eligible to receive an annual equity-based compensation award with an aggregate target value of $9,000,000, as determined by the Board (or a committee thereof) from time to time.

If Mr. Tanner’s employment is terminated by the Company without “cause” or by Mr. Tanner for “good reason” (each as defined in the Employment Agreement), then Mr. Tanner will be eligible to receive an amount equal to 1.5x his base salary, continuation of his annual incentive program opportunity pursuant to the terms of the Executive Benefits Protection Plan (Group 3A) (the “EBPP”), accelerated vesting of outstanding restricted stock unit awards pursuant to the terms of the EBPP and the applicable award agreement, and Company paid continuation of welfare benefits for the 18-month period following the termination. These payments and benefits are subject to Mr. Tanner’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with certain restrictive covenants.

If Mr. Tanner’s employment is terminated by the Company without cause or by Mr. Tanner for good reason within the two-year period following a change in control (as defined in the EBPP), then the amount of Mr. Tanner’s severance payments and benefits will be governed by the change in control termination provisions of the EBPP.

The Employment Agreement subjects Mr. Tanner to certain non-competition and non-solicitation covenants and to compensation recovery to the extent required by applicable law, regulations and the Company’s Compensation Recovery Policy.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Tanner does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As previously disclosed, on January 10, 2025, Michele G. Buck, President and CEO of the Company and Chairman of the Board, notified the Board of her intention to retire from the Company and resign from the Board on June 30, 2026, or, if earlier, upon the appointment of her successor as President and CEO. Ms. Buck’s retirement from her role as President and CEO and her resignation from the Board will each be effective as of the Effective Date. Ms. Buck’s decision does not reflect any dispute or disagreement with the Company. Also as previously disclosed, Ms. Buck will continue to serve the Company as a Special Advisor until June 30, 2026. From July 1, 2026 through December 31, 2026, Ms. Buck will serve as an independent contractor and will provide knowledge transfer and strategic consulting services as may be requested by the Company from time to time.

Item 7.01.	Regulation FD Disclosure.
On July 8, 2025, the Company issued a press release relating to the announcement described in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	10.1	Executive Employment Agreement, dated July 7, 2025, by and between The Hershey Company and Kirk Tanner
	99.1	The Hershey Company Press Release dated July 8, 2025
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: July 8, 2025	By:	/s/ James Turoff
James Turoff Senior Vice President, General Counsel and Secretary